U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 27, 2016
ADVANCED EMISSIONS SOLUTIONS, INC.
(Name of registrant as specified in its charter)

Delaware	000-54992	27-5472457
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9135 South Ridgeline Boulevard, Suite 200, Highlands Ranch, CO	80129
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:    (720) 598-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

As previously disclosed, Advanced Emissions Solutions, Inc. (the “Company”) is working on a strategic restructuring of its businesses to simplify its operating structure in a manner that creates increased customer focus, is expected to better support sales and product delivery and also aligns the Company’s cost structure as the emissions control market shifts towards compliance solutions (“Restructuring”). As part of this Restructuring, on July 27, 2016, the Company initiated a workforce reduction plan affecting approximately 38% of the Company’s employees (the "July Reduction"). The employees directly affected by the July Reduction were notified on July 27, 2016 and are being provided with cash severance arrangements, continuation of benefits and accelerated vesting of certain previously issued equity awards.

The employment of some individuals was terminated immediately under the July Reduction and the Company expects the other individuals affected by the July Reduction to remain employed to assist the Company through various transition periods all of which will end no later than the third quarter of 2016 (the “Transition Period”).

In connection with these actions, the Company currently expects to record aggregate charges with respect to severance payments, benefits continuation and vesting of certain equity awards that are estimated to be approximately $0.6 million - $0.8 million and are expected to be recorded during the third quarter of 2016. Cash expenditures related to the July Reduction are expected to be approximately $0.5 million - $0.7 million. As a result of the July Reduction, the Company estimates it will generate annualized expense savings of approximately $2.1 million - $2.4 million, primarily from savings in employee salaries and benefits.

This report contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements include statements or expectations regarding the proposed realignment, restructuring and shifting of the Company’s business operations, timing for the Transition Period and termination of employment of certain employees of the Company, the Company’s intention to provide cash severance payments, continuation of benefits and accelerated vesting of equity awards, the costs incurred as a result of the July Reduction, estimates of annualized savings and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of the Company’s management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including, but not limited to, uncertainties that may delay or negatively impact the timing of the Transition Period and completion of the workforce reduction part of the Restructuring, disruption to business operations as a result of the Restructuring including the effects of the July Reduction; inability to successfully implement the Restructuring or refocus the Company’s business and operations, including a shift to emission controls compliance; timing of or changes to relevant laws, regulations and any legal challenges to or repeal of them; loss of key personnel and other factors discussed in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult the Company’s SEC filings for additional risks and uncertainties that may apply to the Company’s business and the ownership of its securities. The Company’s forward-looking statements are presented as of the date made, and the Company disclaims any duty to update such statements unless required by law to do so.

Exhibit No.	Description
99.1	Press Release dated August 1, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 1, 2016

Advanced Emissions Solutions, Inc.
Registrant

/s/ L. Heath Sampson
L. Heath Sampson
President, Chief Executive Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 1, 2016.

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